                                                                December 4, 1996

                                                                    Exhibit p(b)


                       METROPOLITAN LIFE INSURANCE COMPANY
                       -----------------------------------

                       STATEMENT OF POLICY WITH RESPECT TO
                         MATERIAL NONPUBLIC INFORMATION
                         ------------------------------

1.        Introduction

          This Statement of Policy represents the policy of Metropolitan Life Insurance Company ("MetLife") with respect to its directors, officers and employees with regard to material nonpublic information. For ease of reference, directors, officers and employees of MetLife are referred to herein as "Employees". This Statement of Policy is applicable to transactions by MetLife
(1) for its general account and separate accounts for which MetLife has day-to-day investment management responsibility, and (2) with respect to other assets for which MetLife has day-to-day investment management responsibility. This Statement of Policy also applies to personal securities transactions of MetLife Employees who obtain material nonpublic information either by virtue of their affiliation with MetLife or by other means. As used in this Statement of Policy, "MetLife" includes Metropolitan Life Insurance Company and MetLife Securities, Inc.

II.       Prohibited Conduct

          Court decisions and Securities and Exchange Commission ("SEC") rulings interpreting the federal securities laws make it unlawful for any person to purchase or sell securities on the basis of material nonpublic information, commonly known as "insider trading". The Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA") requires all investment advisers and broker-dealers (such as MetLife, MetLife Securities, Inc. ("MSI"), State Street Research & Management Company ("State Street"), GFM International Investors Limited ("GFM"), State Street Research Investment Services, Inc., and State Street Research Energy, Inc., to establish, maintain and enforce written policies and procedures reasonably designed to detect and prevent insider trading. ITSFEA also provides additional penalties for individuals who engage in insider trading as well as their employers, if such employers have failed to establish and enforce adequate procedures. In addition, MetLife prohibits certain practices even though they may not be unlawful because MetLife considers them to be poor business practices or to reflect adversely on MetLife's reputation.

          MetLife's policy is:

          A. An Employee may not trade for his or her own account (a "Personal Account")/1/, directly or indirectly, in securities/2/ on the basis of material information which is gained in the course of employment or which is gained by any other means and which has not been made known to the general public. (See Section V, "MetLife Procedures").

---------------------------

/1/ A Personal Account is any brokerage account maintained by or for the benefit of an individual or such person's "family member," including any account in which the individual or family member holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means an individual's spouse, child, or other relative, whether related by blood, marriage or otherwise, who either (i) resides with, or (ii) is financially dependent upon, or (iii) whose investments are controlled by the individual. The term also includes any unrelated person whose investments are controlled and whose financial support is materially contributed to by the individual, such as a "significant other."

/2/ For purposes of this Statement of Policy, the term "security" shall have the meaning set forth in Section 2(1) of the Securities Act of 1933 as amended, except that it shall not include shares of registered open-end investment companies issued or sponsored by organizations not affiliated with MetLife, securities issued by the Government of the United States of America, short term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as designated by the Compliance Director. Any prohibition or reporting obligation relating to a security shall apply equally to any option, warrant or right to purchase or sell such security and to any security convertible into or exchangeable for such security. Any question about whether a particular instrument is or is not a "security" should be referred to the Compliance Director.

B. An Employee may not trade in securities for or on behalf of an account owned, managed or controlled by MetLife (a "Company Account") on the basis of material information which is gained in the course of employment or which is gained by any other means and which has not been made known to the general public.

C. An Employee may not recommend to any person either in connection with the Employee's employment or otherwise any transactions in any securities on the basis of material information, whether or not gained in the course of such Employee's employment with MetLife and which has not been made known to the general public.

D. An Employee may not communicate material nonpublic information to any person except in furtherance of such Employee's lawful duties as an employee of MetLife.

E. In addition, Employees who know or have reason to believe that MetLife or any affiliate is purchasing, selling or actively negotiating with respect to a particular security or other investment in an issuer (or guarantor) (e.g., the provider of a letter of credit for an issuer) of securities (the "issuer") may not trade for his or her Personal Account the securities of that entity until fifteen (15) days after any such purchase or sale by MetLife or the affiliate without the approval of the SEC/NASD Compliance Director of MetLife or his or her designee (the "Compliance Director") .

          The exact scope of what constitutes "material nonpublic information" is a continuously evolving area of law. For purposes of this Statement of Policy, "material nonpublic information" should be deemed to be any information about an issuer which is nonpublic because it has not been disseminated in a manner which would cause it to be available to investors generally and if there is a substantial likelihood that the information would affect the market price for the securities or any information that a reasonable investor would consider important in deciding whether to buy, sell or hold securities of the issuer.

          Material nonpublic information about a company or its securities is likely to originate from someone who is an "insider." The concept of "insider" is very broad. The term includes officers, directors and employees of a company. A person can become a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside counsel, outside accountants, consultants, bank lending officers, and the employees of such organizations, as well as, in certain cases, secretaries, administrative or legal assistants, messengers and printers. In addition, MetLife itself may become a temporary insider of a company with which it has a business relationship or for which it performs other services. In these situations, the company expects MetLife and its Employees to keep nonpublic information confidential. In addition, a person who receives material nonpublic information from an insider (a "tippee"), may assume the status of an insider with respect to the material nonpublic information received if the tippee knows or should know that this information has been provided in violation of the insider's duty to keep it confidential.

          Any benefit derived from the misuse of material nonpublic information does not have to be monetary, but can be a reputational or goodwill benefit. For example, an insider who provides material nonpublic information to others in order to make it appear that he or she holds an important position, may violate the law. In addition, for example, a parent who provides material nonpublic information to a son or daughter who then purchases or sells securities may violate the prohibition on tipping .

          In addition to the general prohibitions against purchasing or selling securities while in possession of material nonpublic information, and against disclosing such information to others who purchase or sell securities discussed above, there is a specific SEC rule concerning trading in connection with tender offers. This rule makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows or has reason to know that the information is nonpublic and has been acquired directly or indirectly from the person making or planning to make the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company. The term "tender offer" generally refers to the purchase of a significant amount of securities of a company at a price above the prevailing market price.

          Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings and earnings estimates, changes in previously released earnings estimates, significant increases or decreases in orders for a company's products, dispositions of subsidiaries or divisions, merger or acquisition proposals or agreements, changes in debt ratings, significant new products or discoveries, extraordinary borrowing, significant major litigation, liquidity problems, extraordinary management developments, purchases or sales of substantial assets, actions by a company that may have an impact on the company's financial condition such as significant write-downs of assets, additions to reserves for bad debts or contingent liabilities, recapitalizations, restructurings spin off s, leveraged buy-outs, contract awards, new products, voluntary calls of debt or preferred stock, public offerings of debt or equity securities, major price and marketing changes; significant litigation, impending bankruptcy, and investigations by government entities. Material information also includes similar major events that would be viewed as having materially altered the total mix of information available regarding a company or the market for its securities.

          As a rule, information which is no longer timely or cannot otherwise be reasonably anticipated to have any immediate market impact will lack "materiality." Among the factors to be considered in determining whether information is actually "material" are the degree of its specificity, the extent to which it differs from information previously disseminated publicly, and its reliability in view of its nature and the source and the circumstances under which it was received.

          Nonpublic information is information that has not been publicly disclosed. Information received about an issuer under circumstances which indicate that it is not yet in general circulation in the market place may be deemed to be nonpublic information. As a rule, before determining that information is public, one should be able to point out some readily demonstrable fact to show that the information has been disseminated to the public through, for example, an SEC filing, a press conference or press release or after delivery of the information to a stock exchange, the Associated Press, The New
                                                                       -------
York Times, The Wall Street Journal or appropriate trade publications. In
----------  -----------------------
certain situations, the insider may be required to know that the information has been publicly disseminated.

III.      Penalties for Insider Trading

          Civil and criminal penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers and other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               .    civil injunctions

               .    treble damages

               .    disgorgement of profits

               .    jail sentences (up to 10 years) for each violation

               . fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether the person actually benefitted or the benefit accrued to a tippee of that person, and

               .    fines for the employer or other controlling person (i.e.,
                                                                        ----
                    supervisors) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.


          Events have shown how severe the penalties for insider trading can be and how becoming involved in insider trading can result not only in such things as fines and/or the loss of a person's liberty, but can also destroy careers and families and cause public humiliation and disgrace. The late 1980s cases involving Ivan Boesky, Dennis Levine and Wall Street Journal reporter R. Foster
                                         -------------------
Winans are good examples.

          In addition, any violation of this Statement of Policy can be expected to result in sanctions by MetLife, including, but not limited to, such disciplinary action as a warning, a reprimand, probation, suspension, demotion or dismissal of the persons involved, even if such violation does not also violate the law.

IV.       Making a Determination

          Any question as to what constitutes material nonpublic information should be resolved in the most conservative fashion (i.e., that the
                                                     ----
determination be made that the information in question is material nonpublic information) or the question should be referred to the Compliance Director for a ruling.

                  Before trading for MetLife, yourself or others, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?


                                       and


          Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal, The New York Times or other
                      -----------------------  ------------------
publications of general circulation?


                  In certain instances, such as the creation of a so-called "Chinese Wall" with respect to a particular security, you may be notified that you are an insider with respect to such security and that trading in that security is prohibited.


          If, after consideration of the foregoing, you have any questions as to whether the information is material and nonpublic, you should consult the Compliance Director.

 V.       MetLife Procedures

          A. Proper Course of Conduct for Those Who Possess Material Nonpublic Information

                    1. If you have determined that information in your possession may be material and nonpublic (a) you should not purchase or sell the affected securities on behalf of yourself or others, including purchases or sales for any Company or Personal Accounts, (b) you should notify the Compliance Director immediately and consult with the Compliance Director regarding the appropriate course of action, and (c) you should refrain from discussing such information with any other personnel at MetLife or any of its affiliates (e.g., State Street, GFM etc.) except in
                                    ----
                    connection with your lawful duties as an employee of MetLife.

                    2. In addition, if the material nonpublic information was obtained in the course of your employment with MetLife or otherwise, you should:

                       (i) Identify the issuer or issuers of the securities about which such material nonpublic information relates and notify the Vice President and Investment Counsel of the

                             Securities Investments Section of the Law
                             Department or his or her designee (the "Vice
                             President and Investment Counsel") that such issuer or issuers may need to be placed on the MetLife Restricted List (the "Restricted List") (see below). Since no one else maintains a complete and current restricted list it is extrememly important that the Vice President and Investment Counsel alone be contacted in this regard.




                             In order to comply with the federal securities laws and to detect and prevent both the misuse of material nonpublic information as well as the appearance of impropriety in connection with securities transactions, MetLife maintains a confidential Restricted List containing the names of. companies about which MetLife or its employees possess material nonpublic information. The Restricted List identifies securities that are subject to trading restrictions by MetLife and its employees.

                             A security may be placed on the Restricted List on any occasion where, under the particular facts and circumstances, it
                                        is deemed necessary and appropriate to
                                        restrict trading in order to prevent the misuse or appearance of misuse of material nonpublic information.

                                        During the period during which a
                                        security is listed on the Restricted
                                        List, neither MetLife nor its Employees
                                        who have been apprised of such listing
                                        may buy or sell, solicit trades in, or
                                        recommend the security.

                                        The Vice President and Investment
                                        Counsel maintains a record of each
                                        addition to or deletion from the
                                        Restricted List. This record reflects
                                        the date and the time the security was
                                        added to or deleted from the Restricted
                                        List and the name(s) of the person(s)
                                        responsible for the addition to or
                                        deletion from the Restricted List (and
                                        names of all those who, in addition to
                                        the person responsible for placing a
                                        security on the Restricted List, also
                                        possess the information) and a brief
                                        summary of the reasons for the
                                        inclusion.

                                        The Restricted List is distributed to
                                        appropriate personnel, including traders within MetLife. The Restricted List is highly confidential and the contents of the List must not be communicated to any person other than persons deemed appropriate recipients of the Restricted List by the Vice President and Investment Counsel.

                                        The Vice President and Investment
                                        Counsel also maintains a Watch List for
                                        those issuers and their securities
                                        where, even though neither MetLife nor
                                        its Employees possesses material
                                        nonpublic information about such
                                        issuers, MetLife or its Employees may,
                                        as a result of special relationships or
                                        otherwise, appear to be in the position
                                        of having such sensitive information.

                                        The Vice President and Investment
                                        Counsel also maintains a Watch List
                                        which lists the securities of issuers
                                        about whom MetLife or its Employees have
                                        in their possession material nonpublic
                                        information as well as the names of
                                        those persons within MetLife (e.g., the
                                                                      ----
                                        Board of Directors, CMO members or
                                        senior
                                        management) who have been given such
                                        material nonpublic information and the
                                        date and time such persons' names were
                                        placed on such list.

                              (ii)      Do not communicate the material
                                        nonpublic information inside or outside
                                        MetLife except to other employees or
                                        agents of MetLife or its affiliates who
                                        need to know about such information in
                                        connection with work being performed on
                                        behalf of MetLife or its affiliates.
                                        When communicating material nonpublic
                                        information to others at MetLife or its
                                        agents is deemed necessary, you should
                                        inform such other employees or agents of the confidential nature of such information. You should also notify the Vice President and Investment Counsel of the identity of those persons so that their names may be added to the Restricted List.

          Access to material nonpublic information must be restricted. For example, files containing such information should be securely maintained in one's own office or placed in limited access files within the files of one's unit or department and access to computer files containing such information must be restricted or specially coded to prevent and detect any improper use of such material.

          As long as the information you possess remains material and nonpublic, you must comply with the provisions outlined in this Statement of Policy. Thereafter, (i) to the extent the securities of the applicable issuer were placed on a Restricted List or the Watch List, you should notify the Vice President and Investment Counsel or his or her designee that removal of such securities may be appropriate and, (ii) you may be free to trade on and communicate the relevant information (subject to any other applicable restrictions contained elsewhere in this Statement of Policy) after being advised by the Vice President and Investment Counsel that such issuer has been removed from the Restricted List. Those persons with access to the Restricted List and/or Watch List will be notified of the removal of any securities from such lists.

          B. Personal Securities Transactions

          MetLife has several levels of reporting and monitoring with respect to personal securities transactions based on the nature of the Employee's duties and responsibilities at MetLife and the assessed likelihood of the Employee having access to material nonpublic information in the course of his or her employment.

                   1.      Certification

          All Employees notified by their Department Heads that they are required to submit Quarterly Securities Transaction Reports (see below) may be required to certify on an annual basis that they have not violated any of the restrictions set forth in this Statement of Policy regarding the use of material nonpublic information obtained through their employment with MetLife or otherwise and that they understand and agree fully to abide by the terms and conditions of this Statement of Policy.

                   2.      Company Accounts

          Each month, the Compliance Director will receive a listing of all investments organized by account (e.g., MetLife's General Account, Separate
                                  ----
Accounts or MetLife investment advisory clients) and will then review the securities transactions in all such accounts to determine whether a security reflected on the Restricted List was purchased or sold in a Company Account. When a security is initially placed on the Restricted list, the Compliance Director will review trading in Company Accounts for the preceding fifteen (15) days. The Compliance Director will then certify that no prohibited trades have occurred and retain such certifications for his or her records. If any prohibited trading has occurred, the Compliance Director will prepare an exception report for all trades in Company Accounts in securities listed in the Restricted List and, in consultation with the MetLife Law Department, investigate why such trade occurred and determine what actions, if any, need to be taken to remedy the situation and prevent such trades from occurring again.

                   3. Personal Accounts and Personal Securities Transaction Reports

          MetLife requires Employees of certain units and departments whose activities involve investment advisory activities, and Employees of certain units and departments in which it is probable that material nonpublic information may be obtained in the course of carrying out their duties as MetLife Employees, to report all personal securities transactions on a quarterly basis. Initially, each Department Head will be requested to supply the Compliance Director with a list of such Employees. Thereafter, Department Heads will be responsible for notifying the Compliance Director in a timely fashion of any additions or deletions to such list. Annually, the Compliance Director will request each Department Head to review the list currently on file with the Compliance Director for accuracy and completeness. Depending upon the likelihood that an Employee could obtain access to material nonpublic information, Employees within particular departments or units may be exempted from reporting. Personal Securities Transaction Report Forms for this purpose will be provided to those Employees required to file such reports. These reports will be subject to review by the Compliance Director (See "Supervisory Procedures" below). Certain Employees not regularly required to submit Personal Securities Transaction Reports may, however, be required to submit Personal Securities Transaction Reports on a temporary basis as circumstances may warrant. Such Employees will be so notified by their Department Head or by the Compliance Director.

VI.       Personal Trading

Reporting of Securities Transactions
------------------------------------

Any member of the Board of Directors of MetLife and any officer of MetLife at the level of Senior Vice President or above and any person notified by his or her Department Head or Compliance Director is required to submit within ten days of the end of each calendar quarter a Personal Securities Transaction Report reflecting securities transactions in any Personal Account during the preceding quarter. In determining whether to subject other employees or classes of employees to this reporting requirement the Compliance Director, shall, in consultation with such Employee's Department Head, consider the Employee's position and responsibilities.

          Personnel occupying any of the positions referred to above shall become subject to the reporting requirements upon receipt of these policies and procedures.

The quarterly Personal Securities Transaction Report shall reflect the following information: the title and amount of the security; the date; the nature of the transaction (i.e., purchase, sale or other acquisition or disposition); the price at which the transaction was effected; and the name of the broker, dealer or bank with or through whom the transaction was effected. All information concerning Personal Accounts and transactions effected therein shall be maintained by MetLife for six years. Such information will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by any unauthorized personnel.

Following the placement of a security on the MetLife Restricted List, the Compliance Director or his designee shall monitor all trading by individuals required to report pursuant to this Policy in such security reported to him or her.

All Personal Securities Transactions Reports will be compared by the Compliance Director against the Restricted List in effect at the time of the particular purchase or sale transaction. The Compliance Director shall complete an exception report for all personal trades in securities reflected on the Restricted List.

VII.      Supervisory Procedures

          A.       Preventative Measures

          The Compliance Director will review the Personal Securities Transactions Reports in conjunction with information concerning MetLife's securities activities and other relevant information about MetLife's activities to determine if any questionable trading activity has occurred or if there has been any other trading which in the judgment of the Compliance Director may be questionable. If any such trading does appear to have occurred, the Compliance Director will seek to determine the extent, if any, to which MetLife's policies regarding the use of material nonpublic information have been violated.

In determining whether to initiate an inquiry, the Compliance Director shall consider the following:

          .    the size of the account;

          .    prior trading activity in the account;

          .    size of the trade in question;

          .    type of transaction, e.g., short sale or option transaction;

          . the timing of the trade in relation to receipt by MetLife of material non-public information;

          . relationships between the trader and persons or departments that received material nonpublic information; and

          .    any pattern of trading.

The Compliance Director will maintain a record of each investigation of possible misuse of material nonpublic information. The record shall include such information as the Compliance Director may deem appropriate, including the following information:


          .    the name of the security;

          .    the date on which the investigation was commenced;

          .    an identification of the accounts involved; and

          .    a summary of the disposition of the investigation.

          If a violation appears to exist, the Compliance Director will take such action as he or she shall deem appropriate, including referral to MetLife's senior management, sanctions against the Employee(s) involved and/or referral of the matter to appropriate regulatory authorities.

          The Compliance Director and/or members of the Law Department will hold periodic meetings with selected MetLife personnel to review this Statement of Policy, including any developments in the law and to answer any questions of interpretation or application of this Statement of Policy. The meetings may consist of in person, telephonic, CD ROM, personal computer or videoconferencing meetings. This Statement of Policy applies with equal force to all MetLife Employees and any Employees with questions concerning this Statement of Policy should direct their questions to the Compliance Director.

          B.      Education

All MetLife employees will be provided with a version of this Statement of Policy. Personnel who are subject to the quarterly securities transaction reporting requirements set forth above shall also receive a copy of these policies and procedures and shall execute an acknowledgment form indicating that they have received and read these policies and procedures. The executed forms will be retained by the Compliance Director.

          Persons subject to the quarterly reporting requirement will be required to certify compliance with the Statement of Policy and the Insider Trading Procedures on an annual basis.

          Informational material describing the basic elements of MetLife's Statement of Policy with respect to material nonpublic information will be distributed to all employees on at least an annual basis. In addition, a variety of educational materials designed to inform MetLife's employees about the nature of material nonpublic information and the dangers of trading on such information for themselves as well as MetLife will be produced and distributed. Such educational materials may include brochures, videotapes, CD-ROMs, articles in MetLife internal publications, training materials, segments on the "MetLife News," etc.

          C.       Review of Procedures

          This Statement of Policy will be reviewed no less frequently than annually and appropriate revisions in it will be made from time to time promptly as dictated or suggested by guidelines promulgated by the SEC, developments in the law, questions or interpretation and application and practical experience with the procedures contemplated by this Statement of Policy.

          D. Overall Supervision

          Overall responsibility for supervision and implementation of the programs and procedures described in this Statement of Policy rests with the Compliance Director. The Compliance Director has the authority to expand the certification and personal securities transaction reporting requirements to any Employee or group of Employees of MetLife as the Compliance Director shall deem appropriate, on a temporary or permanent basis. In addition, failure by any Employee to comply with any of the various reporting requirements specifically imposed by this Statement of Policy upon him or her, including the filing of false information, may subject the Employee to sanctions by MetLife including possible dismissal.

          E.       Consultation

          Compliance with applicable laws and with MetLife's policies described in this Statement of Policy and MetLife's Policy Guide for Business Conduct or any other policy or procedure with respect to insider trading, is the responsibility of each person. However, interpretative questions may arise, such as whether certain information is material or nonpublic, or whether the restrictions on trading in securities set forth in this Statement of Policy are applicable in a given situation. The Compliance

Director should be contacted if you have any questions whatsoever concerning this Statement of Policy.

                                 ACKNOWLEDGMENT



I hereby acknowledge and certify receipt of the Statement of Policy with Respect to Material Nonpublic Information of Metropolitan Life Insurance Company and that:

          1. I have read and understand the Statement of Policy and its applicability to me; and

          2. I have complied with the requirements of the Statement of Policy;
          and

          3. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Statement of Policy.


Signed:
          -------------------------------------    -----------------------------
                       (Signature)                           (Position)


          -------------------------------------    -----------------------------
                       (Printed Name)                        (Position)

Date:
          -------------------------------------    -----------------------------
                                                             (Company)

                      METROPOLITAN LIFE INSURANCE COMPANY
                         QUARTERLY PERSONAL SECURITIES
                              TRANSACTION REPORT

NAME: ________________________       For the Quarter Ended_____________________

TITLE: _______________________

======================================================================================================
Name of                                                                  Broker-
Company                                                                  Dealer, Bank
Issuing      Title of                              Nature of     Unit    Effecting       Date of
Security     Security     Quantity    Buy/Sell     Transaction   Price   Transaction     Transaction
--------     --------     --------    --------     -----------   -----   -----------     -----------
                                                   *
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*Indicate whether Direct or Indirect

I hereby confirm that the foregoing constitutes the entirety of my security transactions for the applicable period.

                                      ___________________________   ___________
                                             (Signature)               (Date)

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